Exhibit 10.27

Australia and New Zealand Banking Group Limited
ABN 11 005 357 522
Level 13, 20 Martin Place
Sydney NSW 2000
10th September 2007
The Directors
Royal Wolf Australia Group
Suite 202 Level 2
22-28 Edgeworth David Ave
Hornsby NSW 2077
Dear Sirs,
We are pleased to enclose for you our offer which details the arrangements we have recently discussed.
For your information, clause 23 of the General Conditions clarifies the meaning of many of the words and legal expressions used in the documents. Should you have any questions, please don’t hesitate to contact me on 9226-4548. We suggest however that you contact your solicitor for any detailed legal queries.
To accept this offer please sign a copy of the Letter of Offer and return it to me. Please note that this offer expires on 10th October 2007
We look forward to continuing a strong working relationship with you and your business.
Yours faithfully,
Zaheed Khan
Relationship Manager

CUSTOMER INFORMATION SHEET
This information sheet is attached to assist you in completing the steps necessary to accept our indicative offer and satisfy those things required by the Bank before it will make the facilities available.
If you have any concerns about what is required please discuss these with your ANZ Manager.

NOTE:	This Customer Information Sheet is not part of your agreement with the Bank. It is for convenience only. If there is any inconsistency between this Customer Information Sheet and any other documents which you have received from the Bank, those other documents prevail.
To accept our offer:
☐	SIGN the acceptance in the attached duplicate letter where indicated on pages 23-24.

☐	Ensure Corporate Surety Acknowledgment on pages 25-26 of the letter is signed.

☐	RETURN the signed letter and all other required documents, as listed below, to the Bank at our address shown in the letter by 10th October 2007.

Other documents attached which are required to be executed and returned with the accepted Letter of Offer or prior to facilities being drawn:
☐	Certificate of Value and Location of Assets

☐	Commercial Bill Deed of Indemnity, Authority and Power of Attorney

☐	Drawdown notices, which must be completed in accordance with the Specific Conditions before the facilities are required to be drawn.
In addition if you wish to nominate a representative to submit financial management accounts to us electronically the following document will also need to be completed and returned:
☐	Provision of Electronic Financial Information – Nominated Representative Letter

The following documents will be provided to you after acceptance of our offer:
☐	Securities described in the Letter and ancillary documents
☑ Tick when completed.

LETTER OF OFFER
to
Royal Wolf Australia Group
Dated 10th September 2007
Australia and New Zealand Banking Group Limited ABN 11 005 357 522

CUSTOMER GROUP SCHEDULE
For the purpose of this Letter of Offer the following entities are individually and collectively known as Royal Wolf Australia Group or simply the Group
•	GFN Australasia Holdings Pty Ltd ACN 121 226 793

•	GFN Australasia Finance Pty Ltd ACN 121 227 790

•	RWA Holdings Pty Ltd ABN 55 106 913 964

•	Royal Wolf Trading Australia Pty Ltd ABN 38 069 244 417

•	Royal Wolf Hi-Tech Pty Ltd ABN 22 079 735 050
“You” is a reference to the Group members individually and collectively.

LETTER OF OFFER
Issuing Office:
Australia and New Zealand Banking Group Limited
Corporate Banking
Level 13, 20 Martin Place
Sydney NSW 2001
Dear Sirs,
We are pleased to offer to the Group the facilities set out below:
(all amounts in this Letter of Offer are in Australian Dollars)
Summary of facilities available:
A summary of facilities is as follows:

Facility Limit
Facility	AUD
Interchangeable Facility
- Fixed Rate Commercial Bill Facility
- Variable Rate Commercial Bill Acceptance and Discount Facility	40,000,000

Interchangeable Facility
- Fixed Rate Commercial Bill Facility
- Variable Rate Commercial Bill Acceptance and Discount Facility	5,000,000

Interest Rate Swap Facility	1,600,000

Foreign Currency Dealing Facility	2,000,000

Multi Option Facility
- Lease Finance (Progressive Draw) Facility
- Hire Purchase (Progressive Draw) Facility	500,000

ANZ Online Facility – Direct Payments	2,000,000

ANZ Online Facility – Global Payments	1,000,000

Special Finance Line Facility – Uncommitted Facility	10,000,000

Indemnity/Guarantee Facility – Financial Guarantees	1,500,000

Invoice Finance Facility	13,000,000

Total Facility Limits:	76,600,000

Details of facilities:
Details of the facilities and the borrower are set out in the Facilities Schedule to this Letter of Offer.

Security:
Securities for the facilities are set out in the Security Schedule to this Letter of Offer.
Financial Requirements, Other Conditions and Conditions Precedent
Any financial reporting requirements, financial covenants, other conditions and conditions precedent applicable to facilities are set out in the Financial Requirements and Other Conditions Schedule to this Letter of Offer.
General and Specific Conditions and Amendments
Details pertaining to General and Specific Conditions and any amendments are attached in the General and Specific Conditions Schedule to this Letter of Offer.
Annual review:
The facilities are subject to Annual review. The next review date will be on 17 October 2008.
If the Annual review is not carried out on or before the next review date, we may carry out the Annual review at any time after the next review date.
Other Conditions
Provision of information to our wholly owned subsidiaries:
You consent to our providing information about you and your account(s) to our wholly owned subsidiaries, especially but not solely for marketing purposes, to inform you about other financial services that may suit your needs.
Change of control:
If a change of control occurs in any Group company (other than the proposed purchase of shares in RWA Holdings Pty Ltd by GFN Australasia Finance Pty Limited), it is an event of default unless waived by us.
For the purposes of this agreement, a change of control occurs if, without our prior written consent, effective control of you or any surety or any of your or their subsidiaries is, in our opinion altered to any material extent from that subsisting at the date of our offer.
“Effective control” of a corporation means:
(i)	control of the composition of the board of directors of that corporation;

(ii)	control of more than half the voting rights attaching to shares in that corporation; or

(iii)	control of more than half the issued share capital of that corporation (excluding any part which carries no right to participate beyond the specified amount in the distribution of either profit or capital), and includes the acquisition by any means of a person of a relevant interest (whether actual or deemed within the meaning of the Corporations Act) in shares in that corporation sufficient to allow that person either alone or jointly to exercise the control referred to in items (i), (ii) or (iii) of this definition. For the purpose of this definition, control shall be determined having regard to the provisions of the Corporations Act.
Engagement of experts and consultants:
You agree that after an Event of Default occurs (and whether or not the Event of Default remains subsisting) ANZ may engage an Investigating Accountant or other expert or consultant (“ANZ Appointee”) to review your financial position and value of the business and that you will co-operate with any ANZ appointee and the costs will be paid by you. Also you agree that neither we nor any bank employee will be liable to you or any other person for any loss, liability, cost or expense that is caused (directly or indirectly) by anything that an ANZ appointee does or does not do arising out of the provision of a service to the Bank.

Negative pledge:
You agree not to create or permit to exist on the assets of any Group member , a mortgage, pledge, lien, charge, assignment or any other arrangement with another party (including any set-off arrangement) having a similar effect as a grant of security other than any security:
(i)	advised to us by notice from you before entering into the agreement; or

(ii)	created subsequently with our prior written consent.
A breach of this clause will constitute default.
Conditions continue:
Until you accept our offer (and have complied with all conditions precedent), the arrangements for the facilities that we are making available to you, including the conditions on which those facilities are being made available, continue.
No other variations:
Except as indicated above, it is not proposed to vary any of the other conditions of your facilities.
Fees
Loan Approval Fee:
A Loan Approval Fee of $250,000 will be debited to your account on receipt of your acceptance of this letter.
Break Fee
A break fee of $200,000 is applicable, if following settlement, the Group refinances the facilities provided under the Letter of Offer (as varied or replaced from time to time, including any additional facilities provided under such Letter of Offer or Variation), or any substantial part of those facilities, with another Lender within the next 2 years from the date of this Letter of Offer. The Break Fee will be payable at the time that the refinancing takes place.
Security documents – Preparation, Registration and Stamp Duty costs and fees:
The security documents required by us will be prepared by external legal advisers. The costs for preparation of documents and any fees incurred for registration of them and costs of any government stamp duty incurred will be for your account in accordance with clause 7 of the General Conditions. An indication of the associated costs to be paid by you can be provided upon request.
Stamp Duty — Certificate of Value and Location of Assets
To ensure government stamp duty is paid correctly on any document and transaction would you please provide us with a certificate signed by each entity providing security which sets out the location of assets on a State or Territory basis (the form of the certificate required is attached).
Stamp duty and other State and Federal Government charges may be levied/payable on the facilities provided by the Bank. State charges may apply in a single jurisdiction or multiple jurisdictions. You are liable for all such duties or charges and we may debit your account for those charges. If you do not have an account with us we will ask you to pay by cheque. We may, at our discretion, seek advice from external legal sources to advise on duties and charges payable. Any costs associated with obtaining this advice will be for your account.

Offer period:
Our offer is available for acceptance until the close of business on 10th October 2007, unless otherwise extended by ANZ in writing.
We may withdraw our offer at any time before you accept it if we become aware of anything which, in our opinion, adversely alters the basis on which we made our offer.
Acceptance:
To accept this offer, please sign the duplicate of this Letter of Offer where indicated and return it to me at this office.
Yours faithfully
Zaheed Khan
Relationship Manager

FACILITIES SCHEDULE
FACILITIES SCHEDULE to the Letter of Offer dated 10th September 2007.
The facilities specified below are only available to the customer named before the facility details.

CUSTOMER:	Royal Wolf Trading Australia Pty Limited

Interchangeable Facility

Total facility limit:	$40,000,000

Termination date:	5 years from facility drawdown.

Conditions of use:
–   Funding this facility and the $5,000,000 Interchangeable Facility will be restricted to an amount no greater than 85% of the lesser of the orderly liquidation value of the fleet or the book value of the fleet.

– Should this condition of use be breached, repayment of the shortfall amount will be due and payable within 5 Sydney business days.

– Facility limit to be capped at no greater than $40,000,000

Purpose:	To assist with the refinance of existing ANZ facilities, meet working capital requirements and purchase of containers.

Total facility limit for Interchangeable Facility and separate facility limits:	You may only make a drawing under a particular facility included in the Interchangeable Facility so long as the making of the drawing would not cause:

(i) the amount of the outstanding drawings under both the facilities included in the Interchangeable Facility to exceed the total facility limit for the Interchangeable Facility; and

(ii) the amount of the outstanding drawings under the particular facility under which the drawing is made to exceed the facility limit, if any, for that particular facility.

Detailed Facility Information	The terms associated with the specific facility types listed within the Interchangeable facility are documented separately.
Fixed Rate Commercial Bill Facility

Repayment arrangement:	Bullet repayment on termination date.

Yield rate:	For each drawing of bills, a rate fixed for all rollovers up until the last day of the term.

Fees:	Line fee:

0.50% pa on the facility limit, payable quarterly in advance, commencing on the date of acceptance of our offer. This fee will not be rebated.

Handling fee:

A fee of $150 is payable when each bill is rolled.

Acceptance fee:

For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Specific Conditions:	Specific Conditions for the facility are enclosed.
Variable Rate Commercial Bill Acceptance and Discount Facility

Repayment arrangement:	Bullet repayment on termination date.

Yield Rate:	For each drawing of bills, a rate quoted by us for the face value of the bills for the relevant tenor.

For tenors of 30, 60, 90, 120, 150 or 180 days, the actual rate used in the calculation will be the Bank Bill Swap Rate — Average Bid (rounded to the nearest two decimal places).

For any other tenor, the actual rate used in the calculation will be the rate that we determine is the prevailing rate at which we can discount bills for the relevant term (rounded to the nearest two decimal places).

In either case, the margin to be applied will depend on the size of the bill parcel and tenor.

The Bank Bill Swap Rate — Average Bid is quoted on the BBSY screen of Reuters on the day the quote is given and advertised in the Australian Financial Review the following business day.

An additional margin reflecting any movement in the actual rate since its quotation may be applied if your bills are not ready for acceptance by us by 12 noon on the day the bills are to be discounted or rolled.

Full details of how the rate has been calculated will be given on the quotation given.

Fees:	Line fee:

0.50% pa on the facility limit, payable quarterly in advance, commencing on the date of acceptance of our offer. This fee will not be rebated.

Handling fee:

A fee of $150 is payable when each bill is rolled.

Acceptance fee:

For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Specific Conditions:	Specific Conditions for the facility are enclosed.

Interchangeable Facility

Total facility limit:	$5,000,000

Termination date:	5 years from facility drawdown.

Conditions of use:
-      Funding of this facility and the $40,000,000 Interchangeable Facility will be restricted to an amount no greater than 85% of the lesser of the orderly liquidation value of the fleet or the book value of the fleet.

- Should this condition of use be breached, repayment of the shortfall amount will be due and payable within 5 Sydney business days.

- Facility limit to be capped at no greater than $5,000,000

Purpose:	To assist with meeting additional costs associated with the acquisition of Royal Wolf Holdings Group.

Total facility limit for Interchangeable Facility and separate facility limits:	You may only make a drawing under a particular facility included in the Interchangeable Facility so long as the making of the drawing would not cause:

(i) the amount of the outstanding drawings under both the facilities included in the Interchangeable Facility to exceed the total facility limit for the Interchangeable Facility; and

(ii) the amount of the outstanding drawings under the particular facility under which the drawing is made to exceed the facility limit, if any, for that particular facility.

Detailed Facility Information	The terms associated with the specific facility types listed within the Interchangeable facility are documented separately.

Fixed Rate Commercial Bill Facility

Repayment arrangement:	$150,000 per quarter, payable quarterly in arrears with bullet residual payment.

Yield rate:	For each drawing of bills, a rate fixed for all rollovers up until the last day of the term.

Fees:	Line fee:

0.50% pa on the facility limit, payable quarterly in advance, commencing on the date of acceptance of our offer. This fee will note be rebated.

Handling fee:

A fee of $150 is payable when each bill is rolled. Acceptance fee:

For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Specific Conditions:	Specific Conditions for the facility are enclosed.

Variable Rate Commercial Bill Acceptance and Discount Facility

Repayment arrangement:	$150,000 per quarter, payable quarterly in arrears with bullet residual payment.

Yield Rate:	For each drawing of bills, a rate quoted by us for the face value of the bills for the relevant tenor.

For tenors of 30, 60, 90, 120, 150 or 180 days, the actual rate used in the calculation will be the Bank Bill Swap Rate - Average Bid (rounded to the nearest two decimal places).

For any other tenor, the actual rate used in the calculation will be the rate that we determine is the prevailing rate at which we can discount bills for the relevant term (rounded to the nearest two decimal places).

In either case, the margin to be applied will depend on the size of the bill parcel and tenor.

The Bank Bill Swap Rate — Average Bid is quoted on the BBSY screen of Reuters on the day the quote is given and advertised in the Australian Financial Review the following business day.

An additional margin reflecting any movement in the actual rate since its quotation may be applied if your bills are not ready for acceptance by us by 12 noon on the day the bills are to be discounted or rolled.

Full details of how the rate has been calculated will be given on the quotation given.

Fees:	Line fee:

0.50% pa on the facility limit, payable quarterly in advance, commencing on the date of acceptance of our offer. This fee will not be rebated.

Handling fee:

A fee of $150 is payable when each bill is rolled.

Acceptance fee:

For each bill, an amount equal to 0.85% pa on the face amount of the bill calculated on the tenor of the bill and payable on the drawdown date for the bill.

Specific Conditions:	Specific Conditions for the facility are enclosed.

Interest Rate Swap Facility

Facility limit:	$1,600,000
You should note that the potential credit exposure and limit can increase or decrease according to interest rate movements. An actual credit exposure will only arise if the contract is terminated prior to maturity and interest rates have moved adversely in relation to the contracted rate. Details of your current exposure may be obtained by referring to your Relationship Manager.

Termination date:	30 March 2012

Purpose:	This facility limit covers potential credit exposure resulting from interest rate movements.

Condition precedent:	You will only be entitled to use the facility if we agree with the terms of each transaction and if you execute all documents required by us.

Fees:	As advised by ANZ Financial Markets.

Interest payments:	Swap payments are generally made at the end of the settlement period for each transaction established under the facility.

Specific Conditions:	There are no Specific Conditions which apply to this facility.

Foreign Currency Dealing Facility

Facility limit:	AUD $2,000,000
For this purpose we adjust the face value of the customer’s obligation under each transaction by a multiplier (determined by us). The process includes conversion of any foreign currency amount to the equivalent amount in AUD.

Termination date:	Not before the next review date.

Purpose:	Spot and forward exchange dealing (including currency swaps).

No pay away exposure except under Foreign Currency Settlement Facility limit:	We do not assume any pay away exposure under this facility unless and to the extent that it links this facility with a Foreign Currency Settlement Facility. Except to that extent we can have no obligation to deliver currency under a contract until we are satisfied that counter funds have been lodged by you or on your behalf.

Condition precedent:	You may only enter into a foreign currency contract with us if we agree to the terms of the contract and if you execute all other documents required by us.

Maximum contract term:	The maximum term for a foreign currency dealing contract is 180 days.

Specific Conditions:	There are no Specific Conditions which apply to this facility.

Multi Option Facility

Total facility limit:	$500,000

Termination date:	Not before the next review date.

Purpose:	To facilitate the allocation of the approved facility limit amount across the following facility types to meet business requirements:

- Lease Finance (Progressive Draw) Facility

- Hire Purchase (Progressive Draw) Facility

To cover lease/ hire purchase requirements, specifically for cars and forklifts.

Total facility limit for Multi-Option Facility and separate facility limits:	You may only make a drawing under a particular facility included in the Multi-Option Facility so long as the making of the drawing would not cause:

(i) the amount of the outstanding drawings under both the facilities included in the Multi-Option Facility to exceed the total facility limit for the Multi-Option Facility; and

(ii) the amount of the outstanding drawings under the particular facility under which the drawing is made to exceed the facility limit, if any, for that particular facility.

Detailed Facility Information	The terms associated with the specific facility types listed within the Multi-Option facility are documented separately.

Lease Finance (Progressive Draw) Facility

Subject to execution and acceptance of lease request:	The Customer is entitled to an agreement to lease or lease, as the case may be, only upon acceptance by the Bank of a signed lease request.

Fees:	Documentation fee:

A Documentation fee of $385 is payable on each draw.

Asset Drawdown fee:

An Asset Drawdown fee of $165 is payable on each draw.

Other fees may be payable in accordance with the Specific Conditions.

Specific Conditions:	Specific Conditions for the facility are enclosed.

Hire Purchase (Progressive Draw) Facility

Subject to execution and acceptance of hire purchase request:	The Customer is entitled to an agreement to hire or hire purchase agreement, as the case may be, only upon acceptance by the Bank of a signed hire purchase request.

Fees:	Documentation fee:

A Documentation fee of $350 is payable on each draw.

Asset Drawdown fee:

An Asset Drawdown fee of $150 is payable on each draw.

Other fees may be payable in accordance with the Specific Conditions.

Specific Conditions:	Specific Conditions for the facility are enclosed.

ANZ OnLine Facility – Direct Payments / Global Payments

Facility limit:	$3,000,000

Termination date:	Not before the next review date.

Purpose:	To facilitate direct and global payments using ANZ OnLine.

Condition precedent:	You may only use the facility if:

a) you complete your application for the ANZ OnLine Service in terms acceptable to us; and

b) you execute all documents required by us, including the ANZ OnLine Application and Customer Agreement.

Pay – away exposure:	Any pay – away exposure under this facility will be against funds available in your account or, if the provision of credit is required, will be debited to your overdraft.

Fees:	As advised by ANZ Cash Management Transaction Services.

Specific Conditions:	There are no Specific Conditions which apply to this facility.

Special Finance Line Facility – Uncommitted Facility

Facility limit:	$10,000,000

Termination date:	Not before the next review date.

Purpose:	To meet acquisition funding for businesses to be identified.

Uncommitted line:	This is an ‘uncommitted line‘ and there is no commitment to provide accommodation at the time of need.

This facility may be withdrawn by us at any time.

Conditions of use:	Activation is at the bank’s discretion, but in any event will at least be subject to:

i. Presentation of a feasibility report prepared by Royal Wolf Australia Group or external accountants, supporting the acquisition;

ii. Completion of a valuation report of the container fleet being acquired, by a valuer acceptable to ANZ and revealing a fair market value and an orderly liquidation value of the fleet

  iii.   Funding will be restricted to an amount no greater than 85% of the orderly liquidation value of the fleet, with any amount above this level to be funded by equity injection. Independent verification of debtors may be required.

iv. The bank will review the impact of all acquisitions on the Group’s financial structure and the need for future capital injection requirements by the Group.

v. Provision of funds under this facility is purely at the discretion of the Bank and subject to prior Credit Approval.

Specific Conditions:	There are no Specific Conditions which apply to this facility. However, the bank may impose conditions if it agrees to activate the facility.

Indemnity/Guarantee Facility –	Financial Guarantees

Facility limit:	$1,500,000

Note: A financial guarantee is a guarantee of a financial commitment or obligation.

Termination date:	Not before the next review date.

Purpose:	To assist with the issue of bank guarantees for business purposes

Fee rate for each Bank Guarantee:	1.50% pa subject to a minimum fee of $100 per half year. The minimum fee is subject to variation at any time during the term of the facility.

Fee payment:	For each Bank Guarantee, the fee is payable on the date of drawdown and afterwards half yearly.

Specific Conditions:	Specific Conditions — Indemnity/Guarantee are enclosed.

Invoice Finance Facility

Product limit:	$13,000,000

Termination date:	Not before the next review date.

Purpose:	To enable you to sell debts to us and receive payments (including prepayments) to provide working capital for your business.

Administration fee:	$5,500 per month.

Prepayment percentage:	85% of the aggregate Face Value of Approved Debts.

Funding Charge:	The Bank Bill Swap Reference Rate — Average Bid for 30 days (rounded to the nearest two decimal places) plus a margin of 1.65% pa.

The Bank Bill Swap Reference Rate — Average Bid for 30 days is quoted on the BBSY screen of Reuters on the day the quote is given and is advertised in the Australian Financial Review the following business day.

Condition Precedent	• Debtors obtained from new business acquisitions will need to be vetted and approved by ANZ Invoice Finance prior to the invoices being discounted via the Invoice Finance facility.

•     Any invoices issued involving progress claim billing will not be funded via the facility and the customer is to advise ANZ Invoice Finance in advance of any invoices raised on a progress claim basis.

Field Review	At the Bank’s discretion.

Should any aspect of the Field Review in our opinion be unsatisfactory, we reserve the right to vary terms and conditions under the Invoice Finance facility or withdraw the Invoice Finance facility if we deem appropriate.

Ageing of Purchased Debts:	Purchased Debts may be disapproved by us at any time and unless otherwise agreed, will be automatically disapproved once they are 3 months past the end of month of invoice.

Specific Conditions:	Specific Conditions – Invoice Finance Facility are enclosed.

SECURITY SCHEDULE
SECURITY SCHEDULE to Letter of Offer dated 10th September 2007
Existing Securities
•	First Registered Company Charges (Mortgage Debentures) over all the assets and undertaking of:
—	Royal Wolf Trading Australia Pty Ltd ABN 38 069 244 417 ASIC Charge No. 117185 dated 20 May 2005.

—	RWA Holdings Pty Ltd ABN 55 106 913 964 ASIC Charge No 1117184 dated 20 May 2005.

—	Royal Wolf Hi-Tech Pty Ltd ABN 22 079 735 050 ASIC Charge No 1438843 dated 27 March 2007.
(These are fixed and floating charges over all present and future assets, undertaking (including goodwill) and unpaid/uncalled capital of the companies).

•	Registered Fixed Charge over shares in Royal Wolf Trading Australia Pty Limited ABN 38 069 244 417 granted by RWA Holdings Pty Ltd ABN 55 106 913 964 ASIC Charge no.1117849 dated 31 December 2004.
To be taken
•	First Registered Company Charges (Mortgage Debentures) over all the assets and undertaking of:
—	GFN Australasia Holdings Pty Ltd ACN 121 226 793

—	GFN Australasia Finance Pty Ltd ACN 121 227 790
(These are to be fixed and floating charges over all present and future assets, undertaking (including goodwill) and unpaid/uncalled capital of the companies).

•	Corporate Guarantee and Indemnity between:
—	Royal Wolf Trading Australia Pty Ltd ABN 38 069 244 417

—	RWA Holdings Pty Ltd ABN 55 106 913 964

—	GFN Australasia Holdings Pty Ltd ACN 121 226 793

—	GFN Australasia Finance Pty Ltd ACN 121 227 790

—	Royal Wolf Hi-Tech Pty Ltd ABN 22 079 735 050
•	Deed of Subordination between General Finance Corporation (U.S), GFN U.S. Australasia Holdings, Inc., Bison Capital Australia, L.P., Royal Wolf Australia Group and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 (the Bank).

FINANCIAL REQUIREMENTS AND OTHER CONDITIONS SCHEDULE
FINANCIAL REQUIREMENTS AND OTHER CONDITIONS SCHEDULE to Letter of Offer dated 10th September 2007
Financial reports:
You agree to provide us with:
Annually
•	Your Consolidated Audited annual financial statements as soon as they are available, but not later than 120 days after the end of each financial year.

•	Board approved business plan, consolidated annual projected Statement of Financial Position, Statement of Financial Performance, cashflow forecast and consolidated CAPEX (Capital Expenditure) Budget detailing non-discretionary and discretionary CAPEX at the start of each financial year for the ensuing 12 months as soon as they are available, but not later than 15 days prior to the commencement of each financial year.

Forward projected statements (balance sheet, profit & loss and cash flow forecast) are to be prepared on a monthly basis covering at least 12 months and updated as necessary.

•	The Annual certificate signed by two Directors certifying compliance with consolidated financial undertakings as soon as it is available, but not later than 120 after the end of each financial year. Calculation details to be provided.
Quarterly
•	Consolidated Management accounts (Statement of Financial Position and Statement of Financial Performance accounts) within 30 days after the end of each financial quarter. These accounts may be provided electronically in terms of our requirements for provision of electronic financials.

•	Consolidated Working capital information including a listing of aged debtors, creditors and stock to be provided within 30 days of the end of each financial quarter (ie. March, June, September, December).
Monthly
•	A Monthly Borrowing Base certificate within 30 days after the end of each calendar month verifying the Variable/Fixed Rate Commercial Bill Facility Limit available for drawdown does not exceed 85% of the lesser of the orderly liquidation value of the fleet or the book value of the fleet.
Any financial information provided by you must be signed by a director or secretary as giving a true and fair view of the financial position of the company on the ‘as at’ date for which financial statements are issued. This requirement is waived for Management accounts as listed above when these are provided electronically and in compliance with our requirements for provision of electronic financials.
Provision of Electronic Financials
Copies of management accounts provided via electronic mail (email) must be sent by, either:
•	One of your directors, or
•	A person nominated by you and acceptable to ANZ (“Nominated Representative”).
In the case of the latter, the attached letter must be signed by both the Nominated Representative and by you, and returned to ANZ.

You will ensure that every director of each company (to which the management accounts relate) reviews the management accounts on or before the date they are sent to ANZ to confirm they are true and correct and are not misleading in any way. The directors will be taken to have jointly and severally certified the management accounts in this manner, unless they notify ANZ of any discrepancy within five business days from the date that your Nominated Representative sends the management accounts to ANZ.
A director sending management accounts to ANZ in this manner will be taken to have certified the accounts as true and correct and not misleading in any way on the date that they are received by ANZ.
A failure to meet any of the above requirements where they apply will constitute an event of default under this letter.
‡Where the number of such people/officers is greater than two, the management accounts sent (electronically) to the bank need only be copied to a minimum of two such people/officers.
Financial covenants:
While we are making facilities available to you and while there remains any obligations by you to us, you undertake that:
•	Consolidated Interest Cover: The interest cover ratio must be equal to or greater than as listed below at all times, tested half yearly.

FYE 2008 — 1.5 times

FYE 2009 – 2.0 times

FYE 2010 – 2.5 times

FYE 2011 – 3.0 times
unless we have given you our prior written consent to a variation.
Compliance with financial covenants:
If any of the above financial covenants are breached, unless we have given you our prior written consent to a variation, you will be in breach of your obligations in terms of Default clauses in the General Conditions.
We will test the financial covenants for each entity that the financial covenants apply to at the end of each financial half year/ quarter (the compliance date), based on the definitions and calculations set out below.
You agree that the interpretation and testing of the above financial covenants will be carried out in accordance with the provisions of the Corporation Act 2001 (Cth) and the accounting concepts, standards and disclosure requirements of the Australian accounting bodies consistently applied, unless otherwise agreed in writing.
Definitions:
“Consolidated” means, for the purposes of your financial statements, the following entities
•	Royal Wolf Trading Australia Pty Ltd ABN 38 069 244 417

•	RWA Holdings Pty Ltd ABN 55 106 913 964

•	GFN Australasia Holdings Pty Ltd ACN 121 226 793

•	GFN Australasia Finance Pty Ltd ACN 121 227 790

•	Royal Wolf Hi-Tech Pty Ltd ABN 22 079 735 050

“Total Interest Expense” means the aggregate of interest expense, interest expense – Intra Group loans, subordinated loans, Invoice Finance Administration Fee and Funding Charge and interest expense of Directors, Owners and Shareholder loans.
“EBITDA” means the consolidated net profit/(loss) before deduction of, interest, tax depreciation and amortisation (before significant items) and before deduction of Invoice Finance Administration Fee and Funding Charge.
“Net Profit before Tax” means the consolidated net profit/(loss) before tax after deduction of all costs charges abnormal expenses, one-off expense items and all loan interest subordinated to ANZ.
“GFN Loan Interest Subordinated” means the aggregate of interest expense on loans from General Finance Corporation to the Group, which have principal and interest subordinated to the facilities being provided by the bank.
The above terms are to be interpreted according to the Corporations Act 2001 (Cth), Statement of Accounting Concepts, Australian Accounting Standards and other mandatory reporting requirements.
Calculation:
Consolidated Interest Cover:
EBITDA
Total Interest Expense less GFN Loan Interest Subordinated
Other conditions to be met:
•	Provision of loans or advances, excluding scheduled overhead charges from parent company in an amount to be agreed upon, to directors, shareholders, related or associated companies are not to be made without prior written consent from the Bank.
•	A review of the company’s inventory management systems to be conducted as at 30 June each year as part of the General Audit. A copy of the report to be provided to the Bank within 120 days.
•	Detailed schedule of containers with the following information as soon as they are available but no later than 30 days after the end of each quarter:
o	Held for hire/lease outlining type, number, acquisition cost and book value.
o	Held for sale outlining type, number, acquisition cost and book value.
•	Invoice Finance Field Reviews to continue as per facility agreement.
•	Royal Wolf Australia Group standard lease / rental / hire documentation / contracts are to be vetted by the Bank’s legal advisors and confirmed acceptable
•	Fair market value & orderly liquidated value of the container fleet is to be undertaken (at your cost) by a valuer appointed by and acceptable to the Bank on a quarterly basis.
•	All containers (owned by the borrower and / or security providers) are to be restricted within the shores of Australia and the company’s Lease/Rental documentation should include this limitation. Any movement of containers outside the shores of Australia will require the Bank’s prior written consent.
•	Current depreciation and amortisation policy is not to be amended without prior written consent of the bank. Such consent will not be unreasonably withheld.

•	You agree to enter into arrangements to hedge your interest rate risks in relation to no less than 50% of the $45 million Variable Rate/Fixed Rate Commercial Bill Acceptance Discount Facility. These hedging arrangements must:
—	be entered into on or before settlement date;

—	continue for the remainder of the term of the $45 million Variable Rate/Fixed Rate Commercial Bill Acceptance Discount Facility; and

—	be acceptable to us in all respects.
You agree to provide us with evidence of the hedging arrangement, which is acceptable to us, on or before settlement.

•	Any additional off or on balance sheet liabilities greater than A$500,000.00 p.a are not to be incurred without prior written consent from the Bank. Such consent will not be unreasonably withheld.

•	The banks prior written consent for container fleet sale of A$3,000,000 or greater in any one transaction is to be sought. Such consent will not be unreasonably withheld.

•	Dividend payment / shareholder loans repayment are not to be paid without the banks prior consent except for the payment of dividends by RWA Holdings Pty Ltd to GFN Australasia Holdings Pty Ltd (GFNAH) to enable GFNAH to pay interest to Bison Capital Australia, L.P.. Such consent will not be unreasonably withheld.

•	Management Fee payments are to be payable to GFN U.S. Australasia Holdings Inc. and restricted to A$1,000,000 or less per annum and are not to be made if the payment of such will cause a breach of the banks financial covenants or if it will become an Event of Default or if an Event of Default subsists.
Interest payable on Bison Capital Australia, L.P. Insurance:
All insurable property mortgaged to us must be insured for all usual risks under a policy acceptable to us. The insurance must be for full replacement value of the property insured.
Before drawdown and thereafter within 14 days of a request by ANZ you must submit to the bank a Cover Note or a Certificate of Currency for the property mortgaged to us. Such request may be made by ANZ at any time in writing, verbally, by facsimile transmission, by email or other electronic means of communication. If a Cover Note is issued, the Bank must receive a Certificate of Currency to confirm the insurance, within 90 calendar days of the Cover Note expiration.
As a minimum, the Certificate of Currency must include:
•	Insurance cover expiry date

•	Situation(s)

•	Type of cover

•	Policy number

•	Policy underwriter and /or broker name

•	Insured Amount

•	The Bank’s interest clearly noted on the insurance policy
You agree to advise the bank in the event that the insurance is cancelled or the nature of the cover changes and submit an updated Certificate of Currency for our records.
Conditions Precedent:
Our obligation to make any facilities available is subject to our being satisfied that you have complied with Clause 4 of the General Conditions and with the following:

•	Evidence of Bison Capital Australia, L.P. Note of approximately $20M having been provided to GFN Australasia Finance Pty Ltd on or before settlement.

•	Evidence of General Finance Corporation (U.S.) shareholder equity cash injection of approximately $30,000,000 having been provided on or before settlement.

•	Bison Capital Australia, L.P. loan agreement to be provided before settlement and to be vetted by Bank’s legal advisors and deemed acceptable.

•	Deed of Subordination document/inter-creditor agreement between General Finance Corporation (U.S.), , GFN U.S. Australasia Holdings, Inc., Bison Capital Australia, L.P. and Australia and New Zealand Banking Group Limited ABN 11 005 357 522 to be acceptable to Bank’s legal advisors.

•	RWA Holdings Pty Ltd to be a fully owned subsidiary of GFN Australasia Finance Pty Ltd. GFN Australasia Holdings Pty Ltd and General Finance Corporation.

•	ANZ Private Equity Notes and interest accrued is to be repaid.

•	Any other requirements as advised by the Banks legal advisors.
Compliance with environmental law:
You agree to:
(i)	comply, and ensure each surety complies, with the requirements of all environmental laws; and

(ii)	ensure that each surety complies with the requirements of all environmental laws in relation to property given or to be given by it to us as security.
An “environmental law” means an act of Parliament which has the purpose of protecting the environment from pollution, including without limitation, pollution relating to air, water, noise or chemicals (and any statutory modification of, or legislative provision substituted for, and any subordinate legislation under an act of Parliament of that kind).

GENERAL AND SPECIFIC CONDITIONS SCHEDULE
General and Specific Conditions:
Our General Conditions (Fourth Edition 2003) apply to the facilities as well as any applicable Specific Conditions to the facilities. Both the General Conditions and any applicable Specific Conditions are enclosed with this letter.
General Conditions Fourth Edition 2003:
Clause 9 (7) International Financial Reporting Standards (IFRS)
This clause is deleted and replaced by the following:
Clause 9 (7) New AASB Standards.
Where you are required to comply with the New AASB Standards, we may, without prejudice to any other right under Clause 9, review the facilities (and the conditions on which they are made available) at any time from the date of your acceptance of this clause and further upon receipt by us of your first set of annual financial statements prepared in accordance with the New AASB Standards.
We will notify you of any such review in writing (an “AASB Review Notice") and negotiate in good faith with you in conducting the review. Within 60 days of the date of the AASB Review Notice, we may give you written notice that we wish to change the terms and conditions on which the facilities will continue to be made available including, in particular, the pricing of the facilities and the financial undertakings or financial covenants applicable (the “AASB Amendment Notice").
If you accept the changes set out in the AASB Amendment Notice, the changes will take effect from the date as specified in the AASB Amendment Notice. However, if you do not accept the changes within 30 days from the date of the AASB Amendment Notice, the facilities will be terminated and you must repay the facilities in full (in cleared funds) at the expiration of 60 days from the date of the AASB Amendment Notice.
New AASB Standards is defined to mean “The new accounting standards, for application by Australian entities after the 1st January 2005, and issued or to be issued after the date of this agreement by the Australian Accounting Standards Board, including standards based on the standards issued by the International Accounting Standards Board, which are expected to apply to Australian reporting entities”.
Lease Finance and Hire Purchase facilities:
Despite anything in the General Conditions, the Specific Conditions that applied to a Lease Finance facility or a Hire Purchase facility at the time of transaction draw down or settlement shall remain in force until the termination of the drawn down portion of that Lease Finance facility or Hire Purchase facility.
Excess fee:
If drawings are made to your account in excess of the agreed limit and we decide to pay those drawings, we may charge an excess fee of up to $150. This fee is to compensate us for costs we incur as a result of an excess. If charged this fee is payable on the date of the excess.

Interest rate on excesses and overdue amounts:
For the purposes of clause 8 of the General Conditions, the applicable rate of interest is the interest applicable to the facility on which the excess occurs or the facility on which an overdue amount occurs plus margin, plus 4% pa.
Accounts reconciliation:
In terms of Clause 24 (8) of the General Conditions and by mutual agreement between us, you must reconcile your records in respect of each account held with us within 30 days after you should have received the statement of account. All other conditions of this clause remain unchanged.
Clause 10
Clause 10 (1) and (2) of the General Conditions are amended by adding of the following words in the second line after the words “if any of the following things happen”:
“and we give RWA Holdings Pty Ltd a notice stating that you are in default”.

ACCEPTANCE

To:	Australia and New Zealand Banking Group Limited
Corporate Banking
Level 13, 20 Martin Place
SYDNEY NSW 2000
Acceptance of Letter of Offer dated 10th September 2007.
We accept your offer to provide the facilities on the conditions detailed in this letter of offer and acknowledge receipt of the General Conditions (Fourth Edition 2003) and the applicable Specific Conditions.
Dated September 13, 2007

Signed for and on behalf of GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

Signed for and on behalf of Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of RWA Holdings Pty Limited ACN 106 913 964 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

RWA Holdings Pty Limited ACN 106 913 964 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

CORPORATE SURETY ACKNOWLEDGMENT

To:	Australia and New Zealand Banking Group Limited
Corporate Banking
Level 13, 20 Martin Place
SYDNEY NSW 2000
Corporate Surety Acknowledgment to Letter of Offer dated 10th September.
Each of the following sureties acknowledges that the securities given, or to be given by us secure all present and future obligations of the customers to the Bank, including obligations in respect of the facilities.
By providing this surety Acknowledgment to the facility, each surety acknowledges that the provisions contained at Clause 22 “Privacy” of the General Conditions apply to them.
Dated September 13, 2007

Signed for and on behalf of GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

GFN Australasia Holdings Pty Ltd ACN 121 226 793 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

Signed for and on behalf of GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of RWA Holdings Pty Limited ACN 106 913 964 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

GFN Australasia Finance Pty Ltd ACN 121 227 790 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

Royal Wolf Trading Australia Pty Limited ACN 069 244 417 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

RWA Holdings Pty Limited ACN 106 913 964 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

Signed for and on behalf of Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney Robert Charles Barnes under power of attorney dated in the presence of:

Signature of witness

Name of witness (BLOCK LETTERS)

Address of witness

Royal Wolf Hi-Tech Pty Ltd ACN 079 735 050 by its attorney

/s/ Robert Charles Barnes
Robert Charles Barnes

CERTIFICATE OF VALUE AND LOCATION OF ASSETS
Group Name: Royal Wolf Australia

	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Overseas	Total
Customer Representative to complete values (include all assets e.g. debtors, plant, land, inventory, goodwill and loans – excluding intercompany loans to other companies on this list who have given mortgage debentures)
Royal Wolf Trading Australia Pty Ltd ABN 38 069 244 417
RWA Holdings Pty Ltd ABN 55 106 913 964
GFN Australasia Holdings Pty Ltd ACN 121 226 793
GFN Australasia Finance Pty Ltd ACN 121 227 790
Royal Wolf Hi-Tech Pty Ltd ABN 22 079 735 050
Customer Representative to complete values (eg the value of the land or the value of the shares)
N/a
Totals
CONFIRMATION OF PREVIOUS ADVICE
I hereby certify that location and values of assets listed have not materially changed since our previous advice dated / /

Customer Representative Signature

Customer Representative Name

Position of Customer Representative

(Director/Financial Controller etc)
Date

1